Exhibit 3.1

ARTICLES OF SHARE EXCHANGE

OF

FIRST NATIONAL BANK OF THE GULF COAST

AND

TGR FINANCIAL, INC.

Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act (the “Act”), First National Bank of the Gulf Coast, a national banking association, and TGR Financial, Inc., a Florida corporation, do hereby adopt the following Articles of Share Exchange:

FIRST: The names of the association and the corporation which are parties to the share exchange (the “Share Exchange”) contemplated by these Articles of Share Exchange are First National Bank of the Gulf Coast (the “Bank”) and TGR Financial, Inc. (the “Company”). The acquiring entity in the Share Exchange is the Company.

SECOND: The plan of share exchange related to the Share Exchange is set forth in the Reorganization Agreement and Plan of Share Exchange between the Bank and the Company, a copy of which is attached hereto as Exhibit A and made part hereof by reference as if fully set forth herein.

THIRD: The Share Exchange shall become effective immediately upon filing of these Articles of Share Exchange.

FOURTH: The Share Exchange was approved by the shareholders of the Bank on September 17, 2012, and by the shareholders of the Company on May 21, 2012.

IN WITNESS WHEREOF, the parties have caused these Articles of Share Exchange to be executed effective as of September 25, 2012.

FIRST NATIONAL BANK OF THE GULF COAST		TGR FINANCIAL, INC.

/s/ Gary L. Tice		/s/ Gary L. Tice
Name:	Gary L. Tice	Name:	Gary L. Tice
Title:	Chairman and Chief Executive Officer	Title:	Chairman and Chief Executive Officer

Exhibit A

REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE

This REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE (this “Reorganization Plan”), dated as of June 26, 2012, is entered into between First National Bank of the Gulf Coast (the “Bank”), a national bank organized under the laws of the United States, and TGR Financial, Inc. (the “Holding Company”), a corporation organized under the laws of the State of Florida.

RECITALS:

The parties hereto acknowledge the following to be true and correct:

1. The Bank is a national bank duly organized under the laws of the United States and has its principal office and place of business in Naples, Florida. The Bank is authorized by its Articles of Association to issue up to 50,000,000 shares of common stock, par value $5.00 per share, 14,060,143 shares of which are issued and outstanding. There are 1,887,939 outstanding stock options and warrants to acquire shares of the common stock of the Bank.

2. The Holding Company is a corporation duly organized under the laws of the State of Florida, having its principal place of business in Naples, Florida. As of the Effective Date of the Share Exchange (as such terms are defined below), the Holding Company will have authorized and unissued 500,000,000 shares of common stock, $1.00 par value. In connection with the formation of the Holding Company, three (3) shares of Holding Company common stock have been issued at one dollar ($1.00) per share to three officers of the Holding Company. All such shares will be redeemed at one dollar ($1.00) per share upon the Effective Date.

3. The boards of directors of each of the Bank and the Holding Company desire to establish a holding company structure pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company.

4. The boards of directors of each of the Bank and the Holding Company have deemed advisable a share exchange transaction between the Bank and the Holding Company (the “Share Exchange”) in order to establish the holding company structure and have approved this Reorganization Plan and authorized its execution and delivery.

5. The parties intend that the Share Exchange shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

In consideration of these premises, the Bank and the Holding Company hereby enter into this Reorganization Plan and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

ARTICLE I

The Acquiring Corporation

The name of the acquiring corporation is TGR Financial, Inc. The name of the entity whose shares will be acquired is First National Bank of the Gulf Coast.

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ARTICLE II

Terms and Conditions of the Exchange

1. When the Share Exchange becomes effective, the Holding Company shall immediately cause to be filed with the Department of State of the State of Florida the Amended and Restated Articles of Incorporation, a copy of which is attached to this Reorganization Plan as Exhibit A, and a Certificate of Designation, Preferences and Rights with respect to a new authorized series of “Series A Nonvoting Convertible Preferred Stock” of the Holding Company, a copy of which is attached to this Reorganization Plan as Exhibit B, and shall execute and deliver that certain Stockholders’ Agreement, by and among the Holding Company and certain shareholders of the Holding Company named therein.

2. When the Share Exchange becomes effective, each issued and outstanding share of common stock of the Bank (excluding shares held by shareholders who perfect their dissenters’ rights, if any) shall be automatically converted, without any action on the part of the holder, into the right to receive one share of common stock of the Holding Company. As a result of the Share Exchange, the Holding Company shall become the sole shareholder of the Bank, and the Bank will continue in existence as a wholly-owned subsidiary of the Holding Company. The articles of association, bylaws, corporate identity, charter, and officers and directors of the Bank will not be changed as a result of the Share Exchange. In addition, the three (3) shares of Holding Company common stock issued at one dollar ($1.00) per share to the three officers of the Holding Company in connection with the formation of the Holding Company will automatically be redeemed by the Holding Company on the Effective Date at one dollar ($1.00) per share. Consequently, as a result of the Share Exchange, the existing shareholders of the Bank will become the only shareholders of the Holding Company and the Holding Company will have 14,060,143 shares of common stock issued and outstanding (assuming no exercise of dissenters rights, no exercises of options or warrants and no issuances of common stock prior to the Effective Date).

3. When the Share Exchange becomes effective, each issued and outstanding option and warrant to acquire shares of common stock of the Bank shall be automatically converted into one option or warrant, as the case may be, to acquire one share of common stock of the Holding Company, upon the same terms and conditions as were in effect prior to the Share Exchange. Consequently, as a result of the Share Exchange, the Bank will have no outstanding options or warrants to acquire common stock of the Bank, and the Holding Company will have 254,496 outstanding options and 1,633,443 outstanding warrants to acquire common stock of the Holding Company (assuming no new awards or issuances, expirations, terminations or exercises of options or warrants prior to the Effective Date).

4. When the Share Exchange becomes effective, and in conjunction with the conversion of outstanding options of the Bank for options of the Holding Company, the Holding Company shall adopt and assume the Bank’s (i) Amended and Restated Officers’ and Employees’ Stock Option Plan and (ii) Amended and Restated Directors’ Stock Option Plan (collectively, the “Equity Plans”), copies of which are attached to this Reorganization Plan as Exhibit C and Exhibit D, respectively, which shall, thereafter, be plans of the Holding Company only. Each of the Holding Company options issued in connection with this Reorganization Plan shall be subject to the terms and conditions contained in the Equity Plans.

5. Consummation of the Share Exchange is conditioned upon approval by the holders of two-thirds (2/3) of the outstanding shares of the Bank as required by law, and upon the receipt of any required approvals from regulatory agencies, including the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System.

6. The Reorganization Plan shall be submitted to the shareholders of the Bank for approval at a special shareholders’ meeting to be called and held in accordance with the applicable provisions of

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law and the Articles of Association and bylaws of the Bank. The Bank and the Holding Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals, and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Share Exchange.

7. Upon satisfaction of the requirements of law and the conditions contained in this Reorganization Plan, the Share Exchange shall become effective upon the filing of the Articles of Share Exchange with the Department of State of the State of Florida (the “Effective Date”).

8. Whether or not the Share Exchange becomes effective, the Bank and the Holding Company shall each pay their own expenses, if any, incurred in connection with the transaction proposed herein.

9. Any shareholder of the Bank who votes against this Reorganization Plan or who gives notice of his or her dissent in writing to the presiding officer at or prior to the special meeting shall have the rights of a “dissenting shareholder” and the right to receive the value of his or her shares by providing a written request to the Bank within thirty (30) days after the consummation of the reorganization pursuant to Section Three of the National Bank Consolidation and Merger Act, 12 U.S.C. 215a(b) and (c).

10. Nothing in this Reorganization Plan, express or implied, other than the right to receive one share of common stock of the Holding Company in exchange for each outstanding share of common stock of the Bank, and the right to one option or warrant to acquire shares of the common stock of the Holding Company upon conversion of each outstanding option and warrant to acquire common stock of the Bank, all pursuant to this Reorganization Plan, is intended to or shall confer upon any person other than the parties hereto any rights, benefits, or remedies of any nature whatsoever under or by this Reorganization Plan.

ARTICLE III

Manner and Basis of Exchanging Shares, Options and Warrants

On the Effective Date:

1. Each share of common stock of the Bank issued and outstanding immediately prior to the Effective Date shall, without any action on the part of the holder thereof, be converted into the right to receive one share of common stock of the Holding Company.

2. Each holder of common stock of the Bank shall cease to be a shareholder of the Bank and the ownership of all shares of the issued and outstanding common stock of the Bank shall thereupon automatically vest in the Holding Company as the acquiring corporation.

3. As of the Effective Date, until surrendered for exchange in accordance with this Reorganization Plan, each physical stock certificate theretofore representing common stock of the Bank (if any such physical certificates shall be outstanding) will be deemed to evidence the right to receive Holding Company stock. However, shareholders who do not surrender their Bank stock certificates will not be issued certificates representing the shares of Holding Company common stock and will not be paid dividends or other distributions. Any such dividends or distributions which such shareholders would otherwise receive will be held, without interest, for their accounts until surrender of their Bank stock certificates. The Holding Company shall not be obligated to deliver certificates for shares of Holding Company common stock to any former Bank shareholder until such shareholder surrenders his or her Bank stock certificates.

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4. Each outstanding option and warrant of the Bank issued and outstanding immediately prior to the Effective Date shall, without any action on the part of the holder thereof, be converted into one option or warrant, as the case may be, entitling the holder thereof to acquire one share of common stock, per option or warrant, of the Holding Company upon the same terms and conditions as were in effect prior to the Share Exchange, and the terms and conditions of the options shall be governed by the Equity Plans.

5. Each holder of an outstanding option or warrant of the Bank shall cease to be a holder of such option or warrant of the Bank, and shall, thereafter, only be the holder of an option or warrant, as the case may be, to acquire common stock of the Holding Company.

6. As of the Effective Date, each physical option agreement and warrant certificate, if any, theretofore representing the right to acquire common stock of the Bank will be deemed to evidence the right to acquire Holding Company stock. The Holding Company shall not be obligated to deliver new agreements or certificates for options or warrants to acquire shares of Holding Company common stock to any former Bank option or warrant holder until such option or warrant holder surrenders his or her Bank option agreement(s) or warrant certificate(s).

7. After the Effective Date, the Bank’s shareholders will be furnished with instructions for surrendering their present stock certificates and for replacing any lost, stolen, or destroyed certificates.

ARTICLE IV

Termination

This Reorganization Plan may be terminated, in the sole discretion of the Bank’s or the Holding Company’s board of directors, at any time before the Effective Date if:

1. The number of shares of the Bank common stock that voted against approval of the reorganization or that have sought dissenter’s rights is great enough that completion of the reorganization is unlikely or inadvisable;

2. Any action, suit, proceeding, or claim is commenced or threatened that could make completion of the reorganization inadvisable;

3. It is likely that a regulatory approval will not be obtained, or if obtained, has or will contain or impose a condition or requirement that would materially and adversely affect the operations or business prospects of the Holding Company or the Bank following the Effective Date so as to render inadvisable the completion of the reorganization; or

4. Any other reason exists that makes completion of the share exchange inadvisable in the sole and exclusive judgment of the respective boards of directors.

Upon termination as provided in this Article IV, this Reorganization Plan shall be void and of no further force or effect, and there shall be no liability by reason of this Reorganization Plan or the termination thereof on the part of either the Bank, the Holding Company, or the directors, officers, employees, agents, or shareholders of either of them.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Reorganization Plan to be executed and attested in counterparts by their duly authorized officers and directors, and their corporate seals to be hereunto affixed as of the day and year first above written.

FIRST NATIONAL BANK OF THE GULF COAST

/s/ Gary L. Tice
Name:	Gary L. Tice
Title:	Chairman and Chief Executive Officer

TGR FINANCIAL, INC.

/s/ Gary L. Tice
Name:	Gary L. Tice
Title:	Chairman and Chief Executive Officer

REORGANIZATION AGREEMENT AND PLAN OF SHARE EXCHANGE

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TGR FINANCIAL, INC.

ARTICLE I

The name of the corporation is TGR Financial, Inc. (hereinafter called the “Corporation”).

ARTICLE II

The street address and mailing address of the initial principal office of the Corporation and the initial registered office of the Corporation is 3560 Kraft Road, Naples, Florida 34105 and its initial registered agent at such address shall be Robert T. Reichert.

ARTICLE III

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

ARTICLE IV

The Corporation has the authority to issue five hundred and twenty million (520,000,000) shares of stock, with a par value of $1.00 per share, which are divided into two classes as follows:

(i) five hundred million (500,000,000) shares of common stock (the “Common Stock”) which, except as specifically granted to any other class of stock set forth below, are entitled to unlimited voting rights in regard to the Corporation and to receive the net assets of the Corporation upon dissolution; and

(ii) twenty million (20,000,000) shares of preferred stock, which preferred shares may be issued in one or more series and shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions as determined by the board of directors (the “Board”) of the Corporation under the provisions of Section 607.0602 of the Florida Business Corporation Act, or any successor statute.

ARTICLE V

The stockholders of the Corporation may not take action in any manner, including by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, except at a meeting of the stockholders duly called and held in accordance with the applicable provisions of the Florida Business Corporation Act, these Articles of Incorporation and the Bylaws of the Corporation.

ARTICLE VI

Subject to any additional vote required by these Articles of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Florida, these Articles of Incorporation or the Stockholders’ Agreement dated as of

[            ], 2012, by and among the Corporation and the stockholders of the Corporation identified therein, as amended from time to time (the “Holding Company Stockholders’ Agreement”). Notwithstanding anything to the contrary contained in these Articles of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order to alter, amend or repeal Article II, Section 3, 12 or 13; Article IV, Section 1, 7, 8, 10 or 13; Article V, Section 1; Article VII; or Article IX of the Bylaws of the Corporation or to adopt any provision inconsistent therewith; provided, that any alteration, amendment or repeal that is proposed to make such sections of the Bylaws consistent with the terms of the Holding Company Stockholders’ Agreement shall only require the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

ARTICLE VII

Subject to any additional vote required by these Articles of Incorporation, the number of directors of the Corporation shall be not less than seven (7) directors or more than fifteen (15) directors, the exact number of directors to be determined in the manner set forth in the Bylaws of the Corporation and consistent with the terms of the Holding Company Stockholders’ Agreement; provided that the number of directors initially shall be thirteen (13). Directors may be removed from office by stockholders only for failure to qualify or for cause, or as otherwise provided in the Holding Company Stockholders’ Agreement.

ARTICLE VIII

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or for any action taken in his or her capacity as a director, or any failure to take such action in his or her capacity as a director. It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the Florida Business Corporation Act in existence now or hereafter. If the Florida Business Corporation Act or any other law of the State of Florida is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended.

Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE IX

To the fullest extent permitted by applicable law, the Corporation shall indemnify any director, officer, employee or agent of the Corporation, and may reimburse any of the foregoing for reasonable expenses actually incurred, or authorize advancement of expenses, in cases involving an administrative proceeding or civil action, in accordance with and to the fullest extent permitted or required by the laws of the State of Florida, including but not limited to, the Florida Business Corporation Act; provided that, notwithstanding anything to the contrary in these Articles of Incorporation, the Corporation is authorized to provide such indemnification through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the Florida Business Corporation Act. Without limiting the foregoing, the Corporation hereby agrees as follows:

1. Each person (and the heirs, executors or administrators of such person) (each such person, an “Indemnitee”) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law. The right to indemnification conferred in this Article IX shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law. The right to indemnification conferred in this Article IX shall be a contract right.

2. The Corporation hereby acknowledges that certain Indemnitees have certain rights to indemnification, advancement of expenses and/or insurance provided by an Investor Stockholder (as such term is defined in the Holding Company Stockholders’ Agreement) who is expressly permitted to designate a director of the Corporation pursuant to the Holding Company Stockholders’ Agreement and/or certain of their respective Affiliates (as such term is defined in Article XI) (each, a “Fund Indemnitor” and collectively, the “Fund Indemnitors”) and certain jointly indemnifiable claims (as defined below) may arise due to the service of the Indemnitee as a director of the Corporation. The Corporation hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to an Indemnitee are primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary), (ii) it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, in each case, to the extent required by subsection (1) of this Article IX, without regard to any rights such Indemnitee may have against any Fund Indemnitor, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or other recovery with respect to amounts for which the Corporation is liable pursuant to subsection (1) of this Article IX. The Corporation further agrees that no advancement or payment by a Fund Indemnitor on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and such Fund Indemnitor shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. The Corporation and each Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this subsection (2) of this Article IX. The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the covered person shall be entitled to indemnification or advancement of expenses from both a Fund Indemnitor and the Corporation pursuant to Florida law, any agreement or articles of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or a Fund Indemnitor, as applicable.

3. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the applicable law; provided, however, that such insurance shall not be used to pay or reimburse any such person for the cost of any judgment or civil money penalty assessed against such person in an administrative proceeding or civil action commenced by any federal banking agency.

4. The rights and authority conferred in this Article IX shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

5. Notwithstanding anything to the contrary in this Article IX, neither the amendment nor repeal of this Article IX, nor the adoption of any provision of these Articles of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate or reduce the effect of this Article IX in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification, and all rights to indemnification and advancement of expenses granted herein arising out of any act or omission vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or these Articles of Incorporation. Notwithstanding anything contained in these Articles of Incorporation to the contrary, in addition to any other vote required by applicable law, the affirmative vote of the holders of at least two-thirds (2/3) in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article V, Article VI, Article VII, Article XI or this Article X of these Articles of Incorporation, or to adopt any provision inconsistent therewith; provided that any alteration, amendment or repeal that is proposed to make these Articles of Incorporation consistent with the terms of the Holding Company Stockholders’ Agreement shall require only the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

ARTICLE XI

1. Subject to this Article XI, any Investor Stockholder (as defined in the Holding Company Stockholders’ Agreement) (other than any Investor Stockholder that is an officer or employee of the Corporation or any of its subsidiaries) and any of its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof, and the Corporation, any subsidiary of the Corporation, the directors, the directors of any subsidiary of the Corporation and the other stockholders shall have no rights in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation or any subsidiary thereof, shall not be deemed wrongful or improper.

2. To the fullest extent permitted by applicable law or regulation, no Investor Stockholder (other than any Investor Stockholder that is an officer or employee of the Corporation or any of its subsidiaries) and any of its directors, principals, officers, members, stockholders, limited or general partners, employees and/or other representatives (the “Investor Stockholder Equityholders”) and its or their Affiliates or director designees, shall be obligated to refer or present any particular business opportunity to the Corporation or any subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Corporation or any subsidiary thereof, could be taken by the Corporation or any subsidiary thereof, and any such Investor Stockholder, Investor Stockholder Equityholder or any of its or their Affiliates, respectively, shall have the right to take for its own account (individually or as a partner, stockholder, member, participant or fiduciary) or to recommend to others such particular opportunity.

3. Except as otherwise provided by law, no act or omission by an Investor Stockholder, Investor Stockholder Equityholder or its or their Affiliates or director designees shall be considered contrary to (i) any fiduciary duty that such Investor Stockholder, Investor Stockholder Equityholder or its or theirs Affiliates or director designees may owe to the Corporation, its subsidiaries or any of its or their Affiliates or to any stockholder or by reason of such Investor Stockholder, Investor Stockholder Equityholder or its or theirs Affiliates or director designees being a stockholder of the Corporation, or (ii) any fiduciary duty of any director of the Corporation, its subsidiaries or any of its or their Affiliates who is also a director, officer or employee of an Investor Stockholder, Investor Stockholder Equityholder or its or theirs Affiliates to the Corporation, subsidiaries or any of its or their Affiliates, or to any stockholder thereof. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, its subsidiaries or any of its or their Affiliates, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article XI.

4. For purposes of this Article XI, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity; provided that no stockholder of the Corporation shall be deemed, solely by reason of any investment in the Corporation or any rights related to such investment, (i) an Affiliate of any other stockholder or (ii) an Affiliate of the Corporation or any of its subsidiaries.

ARTICLE XII

In the event that any provision of these Articles of Incorporation (including any provision within a single Article, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

EXHIBIT B

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A NONVOTING CONVERTIBLE PREFERRED STOCK

OF

TGR FINANCIAL, INC.

Pursuant to Section 607.0602 of the Florida Business Corporation Act

TGR Financial, Inc., a corporation organized and existing under the Florida Business Corporation Act (the “Corporation”), in accordance with the provisions of Section 607.0602 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors on May 21, 2012 adopted the following resolution creating a series of 7,050,000 shares of preferred stock designated as “Series A Nonvoting Convertible Preferred Stock,” par value of one dollar ($1.00) per share:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors in accordance with the provisions of the Articles of Incorporation, a series of preferred stock, par value of one dollar ($1.00) per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

1. Definitions. As used herein, the following terms have the following meanings:

(a) “Affiliate” has the meaning set forth in 12 C.F.R. §225.2(a) or any successor provision.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) A “business day” means any day other than a Saturday or a Sunday or a day on which banks in the State of Florida or New York are authorized or required by law, executive order or regulation to close.

(d) “By-Laws” means the Amended and Restated By-Laws of the Corporation, as amended and in effect from time to time.

(e) “Certificate” means a certificate representing one or more shares of Series A Preferred Stock.

(f) “Certificate of Designation” means this Certificate of Designation, Preferences and Rights of Series A Preferred Stock.

(g) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as amended and in effect from time to time.

(h) “Common Stock” means the common stock of the Corporation, par value of one cent ($0.01) per share.

(i) “Corporation” means TGR Financial, Inc., a corporation organized and existing under the Florida Business Corporation Act, and any successor Person.

(j) “Dividends” has the meaning set forth in Section 3.

(k) “Permissible Transfer” means a transfer by the holder of Series A Preferred Stock (i) to an Affiliate of such holder or to the Corporation, (ii) in a widespread public distribution of Common Stock or Series A Preferred Stock, (iii) in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation (including pursuant to a related series of such transfers), or (iv) to a transferee that would control more than a majority of the voting securities of the Corporation (not including voting securities such Person is acquiring from the transferor).

(l) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.

(m) “Reorganization Event” means (i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property or assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; or (iii) any change, including by capital reorganization, reclassification or otherwise (other than a transaction resulting in an adjustment pursuant to Section 3(b) below), of the Common Stock into securities including securities other than Common Stock.

(n) “Series A Liquidation Preference” has the meaning set forth in Section 4(b).

(o) “Series A Preferred Stock” has the meaning set forth in Section 2.

(p) “Voluntary Conversion” has the meaning set forth in Section 5(b)(i).

(q) “Voluntary Conversion Date” has the meaning set forth in Section 5(b)(i).

(r) “Voting Security” has the meaning set forth in 12 C.F.R. §225.2(q) or any successor provision.

2. Designation and Amount. There shall be a series of preferred stock of the Corporation, par value of one dollar ($1.00) per share, which shall be designated “Series A Nonvoting Convertible Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting that series shall be 7,050,000. Subject to Section 9 below, such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of a certificate in accordance with the provisions of the Florida Business Corporation Act stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number that is less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares of Series A Preferred Stock issuable upon exercise of then outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized and unissued shares of preferred stock, undesignated as to series and available for future issuance.

3. Dividends and Distributions; Adjustments for Combinations and Divisions of Common Stock.

(a) Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, non-cumulative Dividends (as defined below) in the amounts determined as set forth in this Section 3, and no more. The Series A Preferred Stock will rank subordinate and junior to all other shares of preferred stock other than those which, by their respective terms, rank pari passu with or junior to the Series A Preferred Stock and shall rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to the issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). The holders of record of Series A Preferred Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as the Dividends paid on a share of Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless an identical Dividend is payable at the same time on the Series A Preferred Stock; provided, however, that if a stock Dividend is declared on Common Stock, the holders of Series A Preferred Stock will be entitled to a stock Dividend with respect to any shares of Series A Preferred Stock payable solely in shares of Series A Preferred Stock. Dividends that are payable on Series A Preferred Stock will be payable to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Series A Preferred Stock will have no right to receive any Dividends.

(b) Subject to Section 6 below, in the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Series A Preferred Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Common Stock and Series A Preferred Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Series A Preferred Stock outstanding immediately prior to such event.

4. Liquidation, Dissolution or Winding Up.

(a) Rank. The Series A Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank subordinate and junior in right of payment to all other shares of preferred stock other than those which, by their respective terms, rank pari passu with or junior to the Series A Preferred Stock and shall rank senior to the Common Stock in respect of the Series A Liquidation Preference as set forth below.

(b) Liquidation Preference. Upon any voluntary liquidation, dissolution or winding up of the Corporation, subject to the rights of any holders of securities to which the rights of the holders of the Series A Preferred Stock are subordinate or on parity, the holders of Series A Preferred Stock shall be entitled to receive, and no distribution shall be made to the holders of shares of Common Stock or any other shares of capital stock of the Corporation ranking junior upon liquidation, dissolution or winding up to the Series A Preferred Stock, unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount (the “Series A Liquidation Preference”) equal to the greater of (i) one tenth of one cent ($0.001) per share of Series A Preferred Stock and (ii) the amount the holder of such share of Series A Preferred Stock would receive in respect of such share if such share had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up (assuming the conversion of all shares of Series A Preferred Stock at such time, without regard to any limitations on conversion of the Series A Preferred Stock).

(c) Payments to Holders of Common Stock. Upon any voluntary liquidation, dissolution or winding up of the Corporation, and upon the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock and any holders of securities to which the rights of the holders of Series A Preferred Stock are subordinate or on parity, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5. Transfer; Conversion.

(a) Transfer. Neither the initial holder of any share of Series A Preferred Stock nor any of its Affiliates shall be permitted to sell, transfer or otherwise dispose of such Series A Preferred Stock other than in a Permissible Transfer.

(b) Conversion.

(i) A holder of Series A Preferred Stock shall be permitted to convert shares of Series A Preferred Stock into shares of Common Stock (a “Voluntary Conversion”); provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than 9.99% of the Common Stock (or of any class of Voting Securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder and its Affiliates of Voting Securities of the Corporation (which, for the avoidance of doubt, does not include Series A Preferred Stock). In any such conversion, each share of Series A Preferred Stock will convert into one share of Common Stock. To effect the Voluntary Conversion, the holder shall surrender (the date of such surrender, the “Voluntary Conversion Date”) the certificate or certificates evidencing such shares of Series A Preferred Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation and, in the case of uncertificated shares of Series A Preferred Stock, upon receipt of proper written instructions from the registered holder of such shares of Series A Preferred Stock or by such holder’s attorney duly authorized in writing, and upon compliance with appropriate procedures that may be reasonably required by the Corporation. Upon the surrender of such certificate(s) or uncertificated shares, the Corporation will issue and deliver at such holder a certificate or certificates, or uncertificated shares, for the number of shares of Common Stock into which the Series A Preferred Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Series A Preferred Stock, a certificate or certificate(s), or uncertificated shares, representing the number of shares of Series A Preferred Stock that were not converted to Common Stock.

(ii) Shares of Series A Preferred Stock converted in accordance with this Section 5 will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(iii) Prior to the close of business on the Voluntary Conversion Date with respect to any share of Series A Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of such shares of Series A Preferred Stock, shall not be deemed outstanding for any purpose, and the holder thereof shall have no rights with respect to the Common Stock (including voting rights) by virtue of holding such share of Series A Preferred Stock.

(iv) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(c) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or the By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof, including Section 3(b) and this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the adjustment and conversion rights of the holders of the Series A Preferred Stock against impairment. Nothing in this Section 5(c) shall be deemed to grant approval or voting rights to the holders of Series A Preferred Stock that are in addition to those set forth in Section 9 hereof.

(d) Reservation of Shares Issuable upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series A Preferred Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; provided that if at any time the number of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Series A Preferred Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

6. Reorganization Events.

(a) So long as any shares of Series A Preferred Stock are outstanding, if there occurs a Reorganization Event, then a holder of shares of Series A Preferred Stock shall, effective as of the consummation of such Reorganization Event, automatically receive for such Series A Preferred Stock the type and amount of securities, cash and other property receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which the number of shares of Series A Preferred Stock held by such holder would then be convertible, provided that if upon receipt of such securities, cash and other property, such holder, together with all Affiliates of the holder, would own or control in the aggregate more than 9.99% of any class of Voting Securities of the Person surviving such Reorganization Event or the parent company of such Person, then, in lieu of the foregoing, each share of Series A

Preferred Stock that would cause such holder, together with all Affiliates of the holder, to own or control in the aggregate more than 9.99% of any class of Voting Securities of the Person surviving such Reorganization Event or the parent company of such Person, shall remain outstanding or shall be converted into a substantially identical preference security (with the same limitations on voting rights and conversion as the Series A Preferred Stock as contained in Sections 5 and 8 of this Certificate of Designation) of the Person surviving such Reorganization Event or the parent company of such Person, but in each case each such share of Series A Preferred Stock or such preference security shall not be convertible into Common Stock, but rather shall be convertible into the type and amount of securities, cash and other property to which a holder of one share of Common Stock would have been entitled to receive upon such Reorganization Event.

(b) In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the holders of Series A Preferred Stock shall be entitled to participate in such elections as if they had converted all of their Series A Preferred Stock into Common Stock immediately prior to the election deadline.

7. Maturity; Redemption. The Series A Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation. The Series A Preferred Stock will not be redeemable at the option of the Corporation or any holder of Series A Preferred Stock at any time. Notwithstanding the foregoing, nothing contained herein shall prohibit the Corporation from repurchasing or otherwise acquiring shares of Series A Preferred Stock in voluntary transactions with the holders thereof. Any shares of Series A Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

8. Voting Rights. The holders of Series A Preferred Stock will not have any voting rights, except as provided in Section 9 below or as otherwise from time to time required by law.

9. Protective Provisions.

(a) So long as any shares of Series A Preferred Stock are issued and outstanding, the Corporation will not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, whether or not such approval is required by Florida law (i) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series A Preferred Stock, (ii) increase or decrease the authorized number of shares of Series A Preferred Stock or (iii) enter into any agreement, merger or business consolidation, or engage in any other transaction, or take any action, that would have the effect of changing any preference or any relative or other right provided for the benefit of the holders of the Series A Preferred Stock.

(b) In the event that the Corporation makes (i) an offer to repurchase shares of Common Stock from all of the holders thereof, or (ii) a tender offer for any shares of Common Stock, the Corporation shall also offer to repurchase or make a tender offer for, as applicable, shares of Series A Preferred Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase and otherwise on terms which would provide the holders of the Series A Preferred Stock consideration and other terms equivalent to the terms offered to the holders of Common Stock assuming the Series A Preferred Stock were so converted.

10. Notices. Any notice required by the provisions hereof to be given to the holders of Series A Preferred Stock will be deemed given upon the earlier of (i) actual receipt and (ii) three (3) business days after being sent by certified or registered mail, postage prepaid, return receipt requested, and addressed to each holder of record at such holder’s address as it appears on the books of the Corporation.

11. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

12. Preemptive Rights. The holders of Series A Preferred Stock are entitled to the preemptive or preferential rights to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation pursuant to Section 5.04 of the Stockholders’ Agreement, dated as of [—], between the Corporation and the other parties thereto.

13. Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such Person of a bond in such amount as the Corporation may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Corporation’s transfer agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

14. Other Rights. The shares of Series A Preferred Stock have no rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by the undersigned officer this [—] day of [—], 2012.

TGR FINANCIAL, Inc.

By:
Name:
Title:

EXHIBIT C

AMENDED AND RESTATED OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN

FIRST NATIONAL BANK OF THE GULF COAST

AMENDED AND RESTATED

OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN

THIS AMENDED AND RESTATED OFFICERS’ AND EMPLOYEES’ STOCK OPTION PLAN (the “Plan”) is made effective this 29th day of April, 2011.

WHEREAS, Panther Community Bank, N.A. n/k/a First National Bank of the Gulf Coast, a national association (the “Bank”), adopted a Officers’ and Employees Stock Option Plan as approved by Panther Community Bank’s Shareholders and dated June 11, 2007 (the “Original Plan”), to govern the grant of options to officers and employees ; and

WHEREAS, the Board of Directors have resolved to amend and restate the Original Plan in accordance with the terms and conditions of the Original Plan; and

WHEREAS, the amendments to the Plan approved by the Board of Directors are authorized under Article IX of the Original Plan:

NOW THEREFORE, The Original Plan is hereby Amended and Restated in its entirety as follows:

ARTICLE I

Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Bank” shall mean First National Bank of the Gulf Coast, a national association f/k/a Panther Community Bank, N.A., a national banking association.

(b) “Board” or “Board of Directors” shall mean the board of directors of the Bank.

(c) “Change of Control” shall be deemed to have occurred if an entity or person (including a “Group”) as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, which is not a beneficial owner (as defined in Rule 13d-3 promulgated thereunder) of more than 10% of the outstanding Stock as of the date the Bank commences a banking business, becomes the beneficial owner after such date of shares of Bank Stock having 50% or more of the total number of votes that may be cast for the election of directors of the Bank (excluding any transaction which results in the formation by the Bank of a bank holding company owned substantially by all of the former shareholders of the Bank).

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, unless otherwise specifically provided herein.

(e) “Employee” shall mean any individual who is employed with the Bank as an officer or employee.

(f) “Incentive Stock Option” shall have the meaning given to it by Section 422 of the Code.

(g) “Nonemployee Director” shall mean a member of the Board who is not an Employee.

(h) “Nonstatutory Stock Option” shall mean any Option granted by the Bank pursuant to this Plan which is not an Incentive Stock Option.

(i) “Option” shall mean an option to purchase Stock granted by the Bank pursuant to the provisions of this Plan.

(j) “Option Price” shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

(k) “Optionee” shall mean an Employee who has received an Option granted by the Bank hereunder.

(l) “Plan” shall mean this First National Bank of the Gulf Coast Amended and Restated Officers’ and Employees’ Stock Option Plan.

(m) “Service” shall mean the tenure of an individual as an Employee of the Bank.

(n) “Stock” shall mean the common stock of the Bank, par value $5.00 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Bank or some other corporation, such other stock or securities.

(o) “Stock Option Agreement” shall mean the agreement between the Bank and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

(p) “Compensation Committee” shall mean such Board committee as may be designated by the Board to administer the Plan.

ARTICLE II

The Plan

2.1 Name. This plan shall be known as the “First National Bank of the Gulf Coast Officers’ and Employees’ Stock Option Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Bank and its shareholders by affording to the Employees of the Bank an opportunity to acquire or increase their proprietary interest in the Bank by the grant of Options to such Employees under the terms set forth herein. By thus encouraging such Employees to become owners of Stock of the Bank, the Bank seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Bank in large measure depends.

2.3 Effective Date. The Plan shall become effective on the later of the (i) approval of the amendments to the Original Plan by the Bank’s Board of Directors, or (ii) execution of the Plan by the Chief Executive Officer of the Bank.

2.4 Participants. Only Employees of the Bank shall be eligible to receive Options under the Plan.

ARTICLE III

Plan Administration

3.1 Compensation Committee. This Plan shall be administered by the Compensation Committee.

3.2 Power of the Compensation Committee. The Compensation Committee shall have full authority and discretion: (a) to determine, consistent with the provisions of this Plan, which of the Employees will be granted Options to purchase any shares of Stock which may be issued and sold hereunder as provided in Section 4.1 hereof, the times at which Options shall be granted, and the number of shares of Stock covered by each Option; (b) to determine whether the Options granted pursuant to this Plan shall be Incentive Stock Options or Nonstatutory Stock Options; (c) to construe and interpret the Plan; (d) to determine the terms and provisions of each respective Stock Option Agreement, which need not be identical; and (e) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes. Unless otherwise indicated by the Compensation Committee, Options granted pursuant to this Plan shall be Incentive Stock Options.

ARTICLE IV

Shares of Stock Subject to Plan

4.1 Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the number of shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements shall not exceed one hundred sixty thousand (160,000) shares. Shares issued pursuant to the exercise of Options shall be issuable only from authorized and unissued shares.

4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Compensation Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

4.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank or of any other corporation by reason of any merger, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 of the Plan and Section 4.1 of the Bank’s Directors’ Stock Option Plan shall be proportionately and appropriately adjusted by the Compensation Committee; provided, however, the maximum number of shares that may be issued under both the Plan and the Directors’ Stock Option Plan shall not exceed 10% of the issued and outstanding shares of Stock in the aggregate, calculated on a net-settlement basis.

4.4 Acceleration of Option Exercise. Subject to Section 4.3, upon dissolution or liquidation of the Bank, any merger or combination in which the Bank is not a surviving corporation, or sale of substantially all of the assets of the Bank is involved, or upon any Change of Control, the Optionee shall have the right to exercise his Option thereafter in whole or in part notwithstanding the provisions of Section 5.3 hereof, to the extent that it shall not have been exercised.

ARTICLE V

Options

5.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting of the Compensation Committee authorizing the same and by a written Stock Option Agreement dated as of the date of grant and executed by the Bank and the Optionee, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Compensation Committee to be consistent with the Plan and shall indicate whether the Option that it evidences is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

5.2 Option Price. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the Option Price of each share of Stock subject to Option shall be the greater of Ten and 00/100 Dollars ($10.00) or the fair market value of the Stock on the date of grant. If the Stock is publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined by the Board of Directors by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined in good faith by the Board of Directors using any reasonable method (and the book value of such shares may be substituted for the fair market value). Notwithstanding the foregoing, at no time shall the exercise price be less than the fair market value of the shares on the date the Option is granted or the par value thereof as determined by the Board of Directors.

5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Each Option shall become exercisable in the following manner:

(i)	During the first year after the date of grant of the Options, no portion of the Options shall be exercisable;

(ii)	During the second year after the date of grant of the Options, thirty-three percent (33%) of the Options shall be exercisable;

(iii)	During the third year after the date of grant of such Options, sixty-six percent (66%) of the Options shall be exercisable; and

(iv)	During the fourth and each succeeding year after the date of grant of such Options, such Options shall be exercisable as to all shares covered by such Options.

Other than as set forth in Section 5.5 (d) and notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. All Options granted under the Plan will be Net-Settled Options. Upon exercise, the Company shall withhold such numbers of shares of stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option. In addition to the Exercise Price, the Bank shall withhold from the number of shares issued the number of shares equal to the minimum statutory withholding in effect at the time of the Exercise. The Optionee shall be responsible for any additional federal, state and local withholding or employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer or similar taxes imposed with respect to the issuance or transfer of shares of stock in connection with such net-settled exercise. Options shall be exercised by Optionee providing written notice of intent to exercise the Option with respect to a specific number of shares which shall be delivered by hand delivery, by overnight delivery, signature required or by certified U.S. Mail, return receipt requested, to the Bank’s principal office.

5.4 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative, or by an individual holding on behalf of the Optionee a valid Durable Power of Attorney.

5.5 Effect of Death, Disability, Retirement, or Other Termination of Service.

(a) If an Optionee’s Service with the Bank shall be terminated for “cause,” as defined in Section 5.5 (b) hereof, then any Options held by the Optionee, which are vested and unexercised may be exercised within ninety (90) days from the date on which the Optionee is first notified in writing by the Bank of such termination for cause

(b) For purposes of this Section 5.5, termination for “cause” shall mean termination for the Optionee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, violation of any law, rule, or regulation (other than traffic violations or similar offenses), violation of any agreement or order with any bank regulatory agency, or failure by the Optionee to perform his stated duties.

(c) If an Optionee’s Service with the Bank shall be terminated for any reason other than for cause (as defined in Section 5.5 (b) hereof) and other than the retirement after age fifty-nine and one-half (59.5) or the disability (as defined in Section 5.5(e) hereof) or death of the Optionee, then any Options held by such Optionee, which are vested but unexercised may be exercised within ninety (90) days of the date of such termination of Service.

(d)	If an Optionee’s Service with the Bank shall be terminated by reason of retirement from active employment with the Bank (or a Related Company) under the Bank’s retirement plan or policy, or death or disability (as defined in Section 5.5 (c) hereof) of the Optionee, then the Optionee or personal representative or administrator of the estate of the Optionee or the successor Trustee of the Optionee’s Trust containing dispositive provisions, or the person or persons to whom the Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee’s will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee’s vested portion of any Options at any time during the option term as defined in the Optionee’s award agreement, subject to compliance with Code Section 409A. Notwithstanding anything to the contrary contained in the Plan, for all Nonstatutory Stock Options (as defined in the Plan) granted after June 28, 2010 (the date on which this amended Section 5.5(d) was approved by the Board of Directors of the Bank), in the event of the death of the Optionee, the Options must be exercised prior to the expiration of the Option or within ninety (90) days from the date of Optionee’s death, whichever is later.

(e) For purposes of this Section 5.5, the terms “disability” and “disabled” shall have the meaning set forth in the principal disability insurance policy or similar program then maintained by the Bank on behalf of its employees or, if no such policy or program is then in existence, the meaning then used by the United States Government in determining persons eligible to receive disability payments under the social security system of the United States.

(f)	No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Bank unless the Bank shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Bank may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

5.6 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

5.7 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Bank in writing such information or assurances as, in the Bank’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Bank shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Bank in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Bank shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Bank, in its discretion, shall deem appropriate.

ARTICLE VI

Incentive Stock Options

6.1 Requirements. All Incentive Stock Options granted pursuant to the terms of this Plan shall be subject to the additional limitations and restrictions as set forth in the Code and in this Article VI. Any Option granted pursuant to this Plan which does not fulfill all of the provisions of this Article VI shall not be an Incentive Stock Option and thus shall be a Nonstatutory Stock Option.

6.2 Grant Period. All Incentive Stock Options granted hereunder must be granted within ten (10) years from the earlier of: (a) the date the Plan is adopted by the Board; or (b) the date the Plan is approved by the shareholders of the Bank.

6.3 Eligibility. The Compensation Committee shall determine which Employees shall receive Incentive Stock Options. No member of the Compensation Committee is eligible to receive Incentive Stock Options. Incentive Stock Options may not be granted to any Employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank unless: (a) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of its grant; and (b) the Option Price of the shares covered by such Incentive Stock Option is not less than one hundred and ten percent (110%) of the fair market value of such shares on the date that such Incentive Stock Option is granted.

6.4 Special Rule Regarding Exercisability. If, for any reason, any Option granted hereunder which is intended to be an Incentive Stock Option shall exceed the limitation on exercisability contained in the Code at any time, such Options shall nevertheless be exercisable, but: (a) any exercise of such Option shall be deemed to be an exercise of an Incentive Stock Option first until the portion of such Option qualifying as an Incentive Stock Option shall have been exercised in full; and (b) the portion of such Option in excess of the foregoing limitation on exercisability shall be deemed to be a Nonstatutory Stock Option.

ARTICLE VII

Nonstatutory Stock Options

The Compensation Committee may grant Nonstatutory Stock Options under this Plan. Such Nonstatutory Stock Options must fulfill all of the requirements of all provisions of this Plan except for those contained in Article VI hereof. Subject to the approval and acceptance of the Compensation Committee, any Employee who is granted a Nonstatutory Stock Option pursuant to this Plan shall be entitled to elect to surrender all or any part of such Nonstatutory Stock Option to the Bank and receive, in exchange, an Incentive Stock Option covering the same number of shares as those with respect to which the Nonstatutory Stock Option was surrendered. Any such election shall be valid and effective only upon its approval and acceptance by the Compensation Committee.

ARTICLE VIII

Stock Certificates

The Bank shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Bank shall in its sole discretion determine to be necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Bank shall in its sole discretion determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Bank from time to time may establish for reasons of administrative convenience.

ARTICLE IX

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Bank may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof or alter the class of persons eligible to receive Options under the Plan, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

Notwithstanding any other provision of this Plan, the Bank’s primary federal bank regulator shall at any time have the right to direct the Bank to require Optionees to exercise their Options or forfeit their Options if the Bank’s capital falls below the minimum requirements, as determined by such federal bank regulator.

ARTICLE X

Miscellaneous

10.1 Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Employee the right to continue in the Service of the Bank.

10.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Bank.

10.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Bank.

10.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

10.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

10.6 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

10.7 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Bank has signed this Plan for and on behalf of the Bank.

/s/ Gary L. Tice
Gary L. Tice, Chief Executive Officer
Dated: April 29, 2011

EXHIBIT D

AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN

FIRST NATIONAL BANK OF THE GULF COAST

AMENDED AND RESTATED

DIRECTORS’ STOCK OPTION PLAN

THIS AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN (the “Plan”) is made effective this 29th day of April, 2011.

WHEREAS, Panther Community Bank, N.A. n/k/a First National Bank of the Gulf Coast, a national association (the “Bank”), adopted a Directors’ Stock Option Plan as approved by Panther Community Bank’s Shareholders and dated June 11, 2007 (the “Original Plan”), to govern the grant of options to Directors of the Bank; and

WHEREAS, the Board of Directors have resolved to amend and restate the Original Plan in accordance with the terms and conditions of the Original Plan; and

WHEREAS, the amendments to the Plan approved by the Board of Directors are authorized under Article VII of the Original Plan:

NOW THEREFORE, The Original Plan is hereby Amended and Restated in its entirety as follows:

ARTICLE I

Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Bank” shall mean First National Bank of the Gulf Coast, a national association f/k/a Panther Community Bank, N.A., a national banking association.

(b) “Board” or “Board of Directors” shall mean the board of directors of the Bank.

(c) “Change of Control” shall be deemed to have occurred if an entity or person (including a “Group”) as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, which is not a beneficial owner (as defined in Rule 13d-3 promulgated there under) of more than 10% of the outstanding Stock as of the date the Bank commences a banking business, becomes the beneficial owner after such date of shares of Bank Stock having 50% or more of the total number of votes that may be cast for the election of directors of the Bank (excluding any transaction which results in the formation for the Bank of a bank holding company owned by substantially all of the former shareholders of the Bank).

(d) “Director” shall mean any individual who is serving as a director of the Bank.

(e) “Option” shall mean an option to purchase Stock granted by the Bank pursuant to the provisions of this Plan.

(f) “Option Price” shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

(g) “Optionee” shall mean a Director who has received an Option granted by the Bank hereunder.

(h) “Plan” shall mean this First National Bank of the Gulf Coast Amended and Restated Directors’ Stock Option Plan.

(i) “Service” shall mean the tenure of an individual as a director of the Bank.

(j) “Stock” shall mean the common stock of the Bank, par value $5.00 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Bank or some other corporation, such other stock or securities.

(k) “Stock Option Agreement” shall mean the agreement between the Bank and the Optionee under which the Optionee may purchase Stock pursuant to the Plan.

(l) “Compensation Committee” shall mean such Board committee as may be designated by the Board to administer the Plan.

ARTICLE II

The Plan

2.1 Name. This plan shall be known as the “First National Bank of the Gulf Coast Directors’ Stock Option Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Bank and its shareholders by affording to the Directors of the Bank an opportunity to increase their proprietary interest in the Bank and recognize their efforts in connection with the organization of the Bank by the grant of Options to such Directors under the terms set forth herein.

2.3 Effective Date. The Plan shall become effective on the later of the (i) approval of the amendments to the Original Plan by the Bank’s Board of Directors, or (ii) execution of the Plan by the Chief Executive Officer of the Bank.

2.4 Participants. Only non-employee Directors of the Bank shall be eligible to receive Options under the Plan.

ARTICLE III

Plan Administration

3.1 Compensation Committee. This Plan shall be administered by the Compensation Committee.

3.2 Power of the Compensation Committee. The Compensation Committee shall have full authority and discretion: (a) to determine, consistent with the provisions of this Plan, which of the Directors will be granted Options to purchase any shares of Stock which may be issued and sold hereunder as provided in Section 4.1 hereof, the times at which Options shall be granted, and the number of shares of Stock covered by each Option; (b) to construe and interpret the Plan; (c) to determine the terms and provisions of each respective Stock Option Agreement, which need not be identical; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

ARTICLE IV

Shares of Stock Subject to Plan

4.1 Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the number of shares of Stock which may be issued and sold hereunder pursuant to Stock Option Agreements shall not exceed one hundred sixty thousand (160,000) shares. Shares issued pursuant to the exercise of Options shall be issuable only from authorized and unissued shares.

4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Compensation Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

4.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank or of any other corporation by reason of any merger, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 of the Plan and Section 4.1 of the Bank’s Officers’ and Employees’ Stock Option Plan shall be proportionately and appropriately adjusted by the Compensation Committee; provided, however, the maximum number of shares that may be issued under both the Plan and the Officers’ and Employees’ Stock Option Plan shall not exceed 10% of the issued and outstanding shares of Stock in the aggregate, calculated on a net-settlement basis.

4.4 Acceleration of Option Exercise. Subject to Section 4.3, upon dissolution or liquidation of the Bank, any merger or combination in which the Bank is not a surviving corporation, or sale of substantially all of the assets of the Bank is involved, or upon any Change of Control, the Optionee shall have the right to exercise his Option thereafter in whole or in part notwithstanding the provisions of Section 5.3 hereof, to the extent that it shall not have been exercised.

ARTICLE V

Options

5.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting of the Compensation Committee authorizing the same and by a written Stock Option Agreement dated as of the date of grant and executed by the Bank and the Optionee, which Stock Option Agreement shall set forth such terms and conditions as may be determined by the Compensation Committee to be consistent with the Plan.

5.2 Option Price. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the Option Price of each share of Stock subject to Option shall be the greater of Ten and 00/100 Dollars ($10.00) or the fair market value of the Stock on the date of grant. If the Stock is publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined by the Board of Directors by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the fair market value of the Stock on the date of grant shall be determined in good faith by the Board of Directors using any reasonable method (and the book value of such shares may be substituted for the fair market value). Notwithstanding the foregoing, at no time shall the exercise price be less than the fair market value of the shares on the date the Option is granted or the par value thereof as determined by the Board of Directors.

5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Each Option shall become exercisable in the following manner:

(i) During the first year after the date of grant of the Options, twenty percent (20%) of the Options shall be exercisable;

(ii) During the second year after the date of grant of such Options, forty percent (40%) of the Options shall be exercisable;

(iii) During the third year after the date of grant of such Options, such Options shall be exercisable only to the extent of sixty percent (60%) of the shares covered by such Options;

(iv) During the fourth year after the date of grant of such Options, such Options shall be exercisable only to the extent of eighty percent (80%) of the shares covered by such Options; and

(v) During the fifth and each succeeding year after the date of grant of such Options, such Options shall be exercisable as to all shares covered by such Options.

Other than as set forth in Section 5.5 (b) and notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. All Options granted under the Plan will be Net-Settled Options. Upon exercise, the Company shall withhold such numbers of shares of stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option. In addition to the Exercise Price, the Bank shall withhold from the number of shares issued the number of shares equal to the minimum statutory withholding in effect at the time of the Exercise. The Optionee shall be responsible for any additional federal, state and local withholding or employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer or similar taxes imposed with respect to the issuance or transfer of shares of stock in connection with such net-settled exercise. Options shall be exercised by Optionee providing written notice of intent to exercise the Option with respect to a specific number of shares which shall be delivered by hand delivery, by overnight delivery, signature required or by certified U.S. Mail, return receipt requested, to the Bank’s principal office.

5.4 Non-transferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative, or by an individual holding on behalf of the Optionee a valid Durable Power of Attorney.

5.5 Effect of Death, Disability, Retirement, or Other Termination of Service.

(a) If an Optionee’s Service with the Bank shall be terminated for any reason other than the retirement after age fifty-nine and one-half (59.5) or the disability (as defined in Section 5.5(c) hereof) or death of the Optionee, then the Options held by such Optionee, which are vested but unexercised, may be exercised within ninety (90) days of such termination of Services.

(b) If an Optionee’s Service with the Bank shall be terminated by reason of retirement from the Board of Directors of the Bank (or a Related Company) under the Bank’s retirement plan or policy, or death or disability (as defined in Section 5.5 (c) hereof) of the Optionee, then the Optionee or personal representative or administrator of the estate of the Optionee or the successor Trustee of the Optionee’s Trust containing dispositive provisions, or the person or persons to whom the Option granted hereunder shall have been validly transferred by the personal representative or administrator pursuant to the Optionee’s will or the laws of descent and distribution, as the case may be, shall have the right to exercise the Optionee’s vested portion of the Option at any time during the option term as defined in the Optionee’s award agreement, subject to compliance with Code Section 409A. Notwithstanding anything to the contrary contained in the Plan, for all Options granted after June 28, 2010 (the date on which this amended Section 5.5(b) was approved by the Board of Directors of the Bank), in the event of the death of the Optionee, the Options must be exercised prior to the expiration of the Option or within ninety (90) days from the date of Optionee’s death, whichever is later.

(c) For purposes of this Section 5.5, the terms “disability” and “disabled” shall have the meaning set forth in the principal disability insurance policy or similar program then maintained by the Bank on behalf of its Directors or, if no such policy or program is then in existence, the meaning then used by the United States Government in determining persons eligible to receive disability payments under the social security system of the United States.

(d)	No transfer of an Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Bank unless the Bank shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Bank may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

5.6 Rights as Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

5.7 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Bank in writing such information or assurances as, in the Bank’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Bank shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Bank in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Bank shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Bank, in its discretion, shall deem appropriate.

ARTICLE VI

Stock Certificates

The Bank shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Bank shall in its sole discretion determine to be necessary or advisable;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Bank shall in its sole discretion determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Bank from time to time may establish for reasons of administrative convenience.

ARTICLE VII

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Bank may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof or alter the class of persons eligible to receive Options under the Plan, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

Notwithstanding any other provision of this Plan, the Bank’s primary federal bank regulator shall at any time have the right to direct the Bank to require Optionees to exercise their Options or forfeit their Options if the Bank’s capital falls below the minimum requirements, as determined by such federal bank regulator.

ARTICLE VIII

Miscellaneous

8.1 Service. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Director the right to continue in the Service of the Bank.

8.2 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for directors of the Bank.

8.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Bank.

8.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

8.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

8.6 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

8.7 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer of the Bank has signed this Plan for and on behalf of the Bank.

/s/ Gary L. Tice
Gary L. Tice, Chief Executive Officer

Dated: April 29, 2011